EXHIBIT 10.32


                                    AGREEMENT


     This Agreement is entered into as of August 27, 1998, among PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Company"), LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (the "Liviakis"), and Robert B. Prag, an individual ("Mr. Prag"). Liviakis and Mr. Prag are sometimes referred to together as the "Consultants."

                                    RECITALS

     A. The Company and Liviakis are parties to a Consulting Agreement dated as of February 3, 1998, relating to the provision of financial consulting services to the Company by Liviakis (the "Consulting Agreement"). Mr. Prag is a principal of Liviakis.

     B. In Section 5 of the Consulting Agreement, the Company agreed to pay a finder's fee to Liviakis under certain specified circumstances. The parties have differing opinions as to whether such a finder's fee may be currently due in connection with the Company's engagement of Friedman, Billings & Ramsey Co., Inc. in the Company's recent offering of senior subordinated notes, and desire to enter into this Agreement in order to amicably resolve the issue.

                                    AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Consideration. In order to resolve the Finder's Fee Claim (as defined herein), relating to events occurring prior to the date of this Agreement, the parties agree as follows:

     1.1 Issuance of Shares. In consideration of the release contained in
Section 1.2, the Company shall issue and deliver 590,000 shares of the Company's newly-issued common stock (the "Shares"), allocated as follows: (a) 395,000 of the Shares to Liviakis, and (b) 195,000 of the Shares to Mr. Prag. The Shares shall be subject to the following agreements, representations and warranties:

          1.1.1 Liviakis and Mr. Prag shall not transfer their respective Shares to any person until the expiration of the term of the Consulting Agreement, including any extension of such term (the "Lock-up Period"). Upon expiration of the Lock-up Period, the Shares may be transferred only in compliance with Rule 144 of the Securities Act of 1933, as amended (the "Act"), or any other available exemption, unless registered for resale pursuant to Section 1.1.7.

          1.1.2 The Shares, when issued and delivered, shall be fully paid and non-assessable. If the Company decides to terminate the Consulting Agreement prior to February 3, 1999 for any reason whatsoever, it is agreed and understood that neither Liviakis nor Mr. Prag will be requested or demanded by the Company to return any of the Shares.

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          1.1.3 Liviakis and Mr. Prag each acknowledge that the Shares have not been registered under the Act, and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless (a) the Company receives, should it so require, an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of the Act, or (b) the Shares have been registered for resale pursuant to Section 1.1.7.

          1.1.4 In connection with the acquisition of the Shares, Liviakis and Mr. Prag represent and warrant to the Company as follows:

               (a) Liviakis and Mr. Prag each acknowledge that Liviakis and Mr. Prag have each been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and have received any additional information requested by either of them.

               (b) Liviakis' and Mr. Prag's investment in the Shares is reasonable in relation to their respective net worths, which are in excess of ten (10) times their respective cost basis in the Shares. Liviakis and Mr. Prag have had experience in investments in restricted and publicly traded securities, and have had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Liviakis and Mr. Prag acknowledge that an investment in the Shares is speculative and involves the risk of loss. Liviakis and Mr. Prag have the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Liviakis and Mr. Prag can afford the risk of loss of their entire investment in the Shares. Liviakis and Mr. Prag are (i) accredited investors, as that term is defined in Regulation D promulgated under the Act, and (ii) purchasers as described in Section 25102(f)(2) of the California Corporate Securities Law of 1968, as amended.

               (c) Liviakis and Mr. Prag are acquiring the Shares for their own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

          1.1.5 Upon receipt of the original Warrants pursuant to Section 2, the Company shall direct its transfer agent to issue and deliver certificates representing the Shares to Liviakis and Mr. Prag, as allocated pursuant to this
Section 1.

          1.1.6 Liviakis and Mr. Prag acknowledge that the certificates representing the Shares will bear substantially the following legend unless the Shares are registered pursuant to Section 1.1.7, or such legend can be removed under applicable securities laws:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT
OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENT OF THE ACT AND SUCH LAWS. THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT, AND/OR THE LAWS
OF CERTAIN STATES, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF REQUIRED BY THE COMPANY, THE HOLDER HAS PROVIDED THE COMPANY WITH A
LEGAL OPINION ACCEPTABLE TO THE COMPANY TO THAT EFFECT.

          While registered pursuant to Section 1.1.7, Liviakis and Mr. Prag acknowledge that the certificates representing the Shares will bear substantially the following legend until the Shares are sold to a third party, and the Company has been provided confirmation of sale and prospectus delivery in a form reasonably acceptable to the Company:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY BE TRANSFERRED ONLY: (A) (1) IF SUCH REGISTRATION IS EFFECTIVE AS OF THE DATE OF TRANSFER, AND (2) UPON DELIVERY OF CONFIRMATION TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH SALE WAS MADE IN COMPLIANCE WITH THE PROSPECTUS DELIVERY REQUIREMENTS OF RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION; OR (B) UPON THE COMPANY'S RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND/OR PROSPECTUS DELIVERY IS NOT REQUIRED.

          1.1.7 If the Company shall determine to register any of its common stock either for its own account or for the account of a security holder or holders prior to August 21, 2000, other than a registration relating solely to employee benefit plans, or registration on any registration form that does not permit secondary sales, the Company will (a) promptly give written notice of the proposed registration to each of the Consultants (the "Registration Notice"); and (b) include in such registration (and any related qualification or other compliance filing under applicable blue sky laws), and in any underwriting involved therein, all or any portion of the Shares for resale, as specified in a written request by either of the Consultants, which is received by the Company within 30 days after delivery of the Registration Notice to the Consultants.

               (a) If the registration described in the Registration Notice involves an underwriting, the Company shall so state in the Registration Notice. In such event, the Consultants' rights to registration pursuant to this Section 1.1.7 shall be conditioned upon their participation in the underwriting and the inclusion of Shares in the underwriting to the extent provided herein. The Consultants and the Company (and any other security holders proposing to distribute their securities through the underwriting) shall enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by the Company.

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               (b) Notwithstanding any other provisions of this Section 1.1.7, if the representatives of the underwriter or underwriters determine in good faith that marketing factors make it advisable to impose a limitation on the number of secondary shares to be included in the registration, the number of such secondary shares, if any, that may be included in the registration and underwriting on behalf of such holders, and any other security holders proposing to distribute their securities of the Company through such underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of securities that they had requested to be included in such registration at the time of filing the registration statement. If the Consultants disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to the Company and the representatives of the underwriter or underwriters.

               (c) If representatives of the underwriter or underwriters exclude any of the Shares from the underwritten offering, then the Consultants shall not offer or sell any of the Shares for the earlier of (i) a period ending 180 days following the effective date of such registered public offering, or (ii) the date that the underwriter agrees that an offering or sale of the Shares by the Consultants may proceed.

               (d) The Company agrees to indemnify and hold harmless the Consultants from and against any and all losses, claims, damages, liabilities, judgments or expenses (including reasonable attorneys' fees and costs) actually incurred by them, arising under either Section 15 of the Securities Act or Section 20 of the Exchange Act as the result of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus in which Shares are included (or any amendment or supplement thereto), except as is furnished in writing to the Company by or on behalf of the Consultants, or (ii) any omission or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (e) The Consultants agree to indemnify and hold harmless the Company from and against any and all losses, claims, damages, liabilities, judgments or expenses (including reasonable attorneys' fees and costs) actually incurred by it, arising under either Section 15 of the Securities Act or Section 20 of the Exchange Act as the result of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus in which Shares are included (or any amendment or supplement thereto), which was furnished in writing to the Company by or on behalf of the Consultants, or (ii) any omission or alleged omission by the Consultants to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

          1.2 Release. In exchange for issuance of the Shares, Liviakis and Mr. Prag forever release and discharge the Company from any and all claims, causes of action, rights and damages (including attorneys fees and costs) (individually and collectively, "Claims"), (a) that either Liviakis or Mr. Prag have or may have, whether known or unknown, with regard to any finder's fee claims that either arise under Section 5 of the Consulting Agreement or arising in any other manner, (i) based on events prior to the date of this Agreement, including but not limited to those Claims relating in any way to the Company's issuance of senior subordinated

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notes in July 1998 (the "Finder's Fee Claim"), or any Claims relating to the
Company's acquisition of Aeromet International plc, or (ii) that Liviakis or Mr. Prag now or hereafter may have with respect to any financing or any acquisition candidate that in the past or in the future is provided directly or indirectly to the Company by Friedman, Billings, Ramsey & Co., Inc. or by BancBoston Securities Inc., or (b) that either Liviakis or Mr. Prag have or may have, whether known or unknown, in any way arising out of or in connection with the Warrants ("Warrant Claims"). Liviakis and Mr. Prag agree to indemnify, defend and hold the Company harmless against all Claims released in this Section 1.2 that any third party may assert against the Company. Liviakis and Mr. Prag each covenant not to bring or voluntarily aid in any claim, suit, civil action, complaint, arbitration, or administrative action in any court, agency or arbitration with respect to any such released Claims.

     1.3 No Admissions. This Agreement and all documents executed in order to effect its terms shall not be construed as an admission or evidence of liability by the Company with respect to any Claims released in Section 1.2.

2. Cancellation of Warrants. Liviakis and Mr. Prag shall return to the Company for cancellation as soon as possible after the execution of this Agreement, the originals of the Common Stock Purchase Warrants, dated as of February 10, 1998 and covering an aggregate of 1,290,000 shares of the Company's common stock, which were issued in connection with the Consulting Agreement (the "Warrants"). The Warrants were issued as follows: (1) to Liviakis for 967,500 shares of the Company's common stock (the "Liviakis Warrant"), and (2) to Mr. Prag for 322,500 shares of the Company's common stock (the "Prag Warrant"). Liviakis and Mr. Prag agree and acknowledge that immediately upon execution of this Agreement, (a) the Warrants shall be null and void, and of no further effect, without further action by the Company, and (b) neither Liviakis nor Mr. Prag shall have any further rights, and the Company shall have no further obligations, under the Warrants or under Section 4.1 of the Consulting Agreement. Each of Liviakis and Mr. Prag represent and warrant to the Company as follows:

     2.1 Liviakis Warrant. Liviakis (a) owns the Liviakis Warrant as its sole property, (b) has and is conveying to the Company good, clear and marketable title to the Liviakis Warrant, free and clear of any liens, restrictions, claims or other encumbrances, (c) owns no other shares of the Company's capital stock, and (d) other than as set forth in this Agreement, has no outstanding options, warrants, rights, conversion privileges or other agreements or instruments obligating the Company to issue Liviakis any additional shares of capital stock or any other security of the Company.

     2.2 Prag Warrant. Mr. Prag (a) owns the Prag Warrants as his separate personal property, (b) has and is conveying to the Company good, clear and marketable title to the Prag Warrant, free and clear of any interest of Mr. Prag's marital community, liens, restrictions, claims or other encumbrances, (c) owns no other shares of the Company's capital stock, and (d) other than as set forth in this Agreement, has no outstanding options, warrants, rights, conversion privileges or other agreements or instruments obligating the Company to issue any additional shares of capital stock or any other security of the Company.

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3. Authority and Validity. The parties each represent and warrant that they have all requisite power and authority to (a) execute and deliver this Agreement and all other documents to be executed and delivered by them in connection with this Agreement, and (b) to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the parties, and constitutes the valid and binding obligation of each of them enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. The execution and delivery of this Agreement will not conflict with, result in a violation of, or constitute a default under any agreement, note, lease, instrument, permit, license, judgment, order, decree, statute, law, rule or regulation applicable to the parties or their respective properties or assets.

4. Scope. This Agreement modifies the Consulting Agreement only to the extent specifically set forth in this Agreement. All other terms and conditions of the Consulting Agreement remain in full force and effect as written.

Executed as of the first date written above.


                                       Company:

                                       PACIFIC AEROSPACE & ELECTRONICS , INC.


                                       By: /s/ DONALD W. WRIGHT
                                           -------------------------------------
                                           Donald A. Wright
                                           President and Chief Executive Officer


                                       Liviakis:

                                       LIVIAKIS FINANCIAL COMMUNICATIONS,
                                       INC.

                                       By: /s/ JOHN M. LIVIAKIS
                                           -------------------------------------
                                           John M. Liviakis
                                           President


                                       Mr. Prag:


                                       By: /s/ ROBERT B. PRAG
                                           -------------------------------------
                                           Robert B. Prag

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